UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

ECO-SHIFT POWER CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	000-21134	04-2893483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1090 Fountain Street North
Cambridge, Ontario N3H 4R7

(Address of Principal Executive Offices)

(519) 650-9506

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2013, Eco-Shift Power Corp. (the “Company”) issued 80,000 shares of common stock to an accredited investor at an aggregate purchase price of $20,000 together with warrants to purchase 20,000 shares at $0.50 per share, pursuant to a subscription agreement and warrant. The warrants are exercisable until December 31, 2016. The exercise price will adjust in the event of stock dividends, splits and the like.

The foregoing description of the subscription agreement and warrant does not purport to be complete and is qualified in its entirety by reference to the form of subscription agreement and warrant filed hereto as Exhibits 4.1 and 4.2, respectively, which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In addition to the shares of common stock and warrants referenced in Item 1.01 above, on January 29, 2014, the Company issued an aggregate of 1,650,000 million shares of common stock as retention bonuses and other compensation to certain officers and employees of the Company in consideration of services rendered in the business combination of the Company completed in 2013. The Company has authorized the issuance of an additional approximately 3.2 million shares for such services to such additional officers, directors and employees determined by the board of directors of the Company.

The shares of common stock and warrants referenced above and in Item 1.01 were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the purchasers agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

Exhibit 4.1	Form of Subscription Agreement (as filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on October 15, 2013).

Exhibit 4.2	Form of Common Stock Purchase Warrant (as filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on October 15, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eco-Shift Power Corp.

Date: February 3, 2014	By:	/s/ Gilbert Wood
	Name:	Gilbert Wood
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Form of Subscription Agreement (as filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on October 15, 2013).

Exhibit 4.2	Form of Common Stock Purchase Warrant (as filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on October 15, 2013).